UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934
Date of Report (Dated of earliest event reported):
December 18, 2014

HERITAGE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 0-29480

Washington	91-1857900
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Fifth Avenue SW, Olympia, WA	98501
(Address of principal executive offices)	(Zip Code)
(360) 943-1500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2014, Heritage Financial Corporation (“Company”) accepted the resignation of Director Jay T. Lien in connection with his retirement from the Boards of Directors of the Company and Heritage Bank. Mr. Lien’s retirement is effective December 31, 2014. Mr. Lien had served as a director of the Company since the May 1, 2014 effective date of the merger of Washington Banking Company with the Company (“Merger”), and is a former director of Washington Banking Company and its wholly-owned subsidiary Whidbey Island Bank. Mr. Lien indicated that he is resigning for personal reasons. At the time of his resignation, Mr. Lien was a member of the Company’s Risk Committee, the Trust Committee and Non-Deposit Investment and Insurance Products Committee of the Board of Directors. Mr. Lien’s letter of resignation did not indicate that his resignation was in connection with any disagreement with the Company pertaining to the Company’s operations, policies or practices.

In connection with Mr. Lien’s resignation, the Board of Directors has determined not to fill the vacancy created by Mr. Lien’s resignation as disclosed in Item 5.03 below.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 18, 2014, the Board of Directors (the “Board”) of the Company voted to amend the Company’s Bylaws to provide for flexibility in changing the size of the Board of Directors during the Integration Period (as defined in Section 9.1 of the Company’s Bylaws) in connection with the resignation of Jay T. Lien, a Continuing Washington Banking Director. The Company amended its Bylaws in connection with the Merger to provide for a new Article 9 to set forth certain governance matters, including the size and members of the Board of Directors, and other matters. The amendment of the Bylaws were reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on April 30, 2014. As amended, Section 9.6 of the Bylaws reads as follows:

SECTION 9.6 - CHANGE IN SIZE OF BOARD. During the Integration Period, any change in the number of directors shall be approved by two-thirds of the directors then in office and two-thirds of the Continuing Heritage Directors and Continuing Washington Banking Directors.

The Company’s current Board considered the advantages and disadvantages of filling the vacancy created by Mr. Lien’s resignation, including the benefits achieved by a smaller, more efficient Board and such disadvantages such as the expense of filling a Board vacancy, and determined that the amendment of Section 9.6 was in the best interests of the Company and its shareholders.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

3.1    Bylaws of Heritage as amended

99.1    Press Release date December 22, 2014 announcing the retirement of Director Jay T. Lien.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 22, 2014

HERITAGE FINANCIAL CORPORATION

By:         /s/ Brian L. Vance
Brian L. Vance
President and Chief Executive Officer